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                                                                Exhibit 99.b9.2

                        THE DFA INVESTMENT TRUST COMPANY

                ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                               ADDENDUM NUMBER TWO

          THIS AGREEMENT is made as of the 28th day of May, 1999 by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC INC., formerly "Provident Financial Processing Corporation," a Delaware corporation ("PFPC").

                                               W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended;

     WHEREAS, the Fund has retained PFPC to provide certain administration and accounting services pursuant to an Administration and Accounting Services Agreement dated January 15, 1993 (the "Agreement"), which, as of the date hereof, is in full force and effect;

     WHEREAS, PFPC presently provides such services to the existing series of shares of the Fund, and has agreed to provide such services to three new series of the Fund, designated as The Global Value Series, The Global Large Company Series and The Global Small Company Series (collectively, the "New Series"); and

     WHEREAS, Paragraph 1 of the Agreement provides that PFPC shall provide such services to any series organized by the Fund after the date of the Agreement as agreed to in writing by the Fund and PFPC;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties agree:

          1. The Agreement is hereby amended by replacing the current Schedule B of the Agreement in its entirety with "Schedule B, Amended and Restated May 28, 1999," reflecting the addition of the New Series, and attached hereto.

          2. The fee schedules of PFPC applicable to the series that are listed on Schedule B shall be as agreed to in writing, from time to time.

          3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

          4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have caused this Addendum
Number Two to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                                       THE DFA INVESTMENT TRUST COMPANY

                                       By: /s/ IRENE R. DIAMANT
                                          ----------------------------------
                                             IRENE R. DIAMANT
                                             VICE PRESIDENT

                                       PFPC INC.

                                       By: /s/ JOSEPH GRAMLICH
                                          ----------------------------------
                                             JOSEPH GRAMLICH
                                             SENIOR VICE PRESIDENT


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                                                            AMENDED AND RESTATED
                                                                    MAY 28, 1999

                                   SCHEDULE B


                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY


                       THE U.S. 9-10 SMALL COMPANY SERIES
                       THE U.S. 6-10 SMALL COMPANY SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                           THE U.S. 6-10 VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                           THE U.S. 4-10 VALUE SERIES
                        THE JAPANESE SMALL COMPANY SERIES
                      THE PACIFIC RIM SMALL COMPANY SERIES
                     THE UNITED KINGDOM SMALL COMPANY SERIES
                           THE EMERGING MARKETS SERIES
                       THE DFA INTERNATIONAL VALUE SERIES
                      THE EMERGING MARKETS SMALL CAP SERIES
                      THE CONTINENTAL SMALL COMPANY SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                   THE DFA TWO-YEAR GLOBAL FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES